BUTZEL LONG, a professional corporation
                               380 Madison Avenue
                               New York, NY 10017

                               Tel: (212) 818-1110
                               FAX: (212) 818-0494
                           e-mail: barrett@butzel.com



                                    July 23, 2008





To the Trustees of Hawaiian Tax-Free Trust

     We consent to the incorporation by reference into post-effective amendment No. 28 under the 1933 Act and No. 29 under the 1940 Act of our opinion dated July 23, 2007.


                                 Butzel Long, a professional
                                   corporation



                                      /s/ William L.D. Barrett
                                 By:__________________________